Exhibit 23.1

                          Independent Auditors' Consent


Whipple & Company, PC
Certified Public Accountants

The Board of Directors
Fortune Diversified Industries, Inc. and Subsidiaries
Indianapolis, Indiana


This letter will authorize you to include the Audit of your company dated November 25, 2003, relating to the consolidated financial statements in the Form 10-KSB to be filed with the Securities and Exchange Commission.


/s/ WHIPPLE & COMPANY, PC

Indianapolis, Indiana
November 26, 2003